NORFOLK SOUTHERN CORPORATION
BOARD OF DIRECTORS
CORPORATE GOVERNANCE GUIDELINES

Adopted by the Board of Directors on July 26, 2005, as amended September 27, 2016.

1.
Leadership of the Board of Directors. The directors whom the Board has determined are “independent” directors will vote at the Board’s organizational meeting following the Annual Meeting of Stockholders or at such other time as they deem appropriate to select an independent director to serve as “Lead Director” of the Board. The Lead Director will:

•	preside at all meetings of the Board at which the Chairman is not present, including meetings of the independent directors or outside directors;

•	serve as a liaison between the Chairman and the independent directors;

•	participate in setting, and ultimately approve, Board meeting agendas and meeting schedules to assure there is sufficient time for discussion, and approve other information to be sent to the Board;

•	monitor the flow of information from committee chairs to the full Board;

•	call meetings of the independent directors as he or she determines to be necessary or appropriate;

•	be available, if requested by any significant stockholder and after discussion with the Chief Executive Officer, to meet with major stockholders or other external parties;

•
be regularly apprised of inquiries from and correspondence with stockholders and be advised promptly of any communications directed to the Lead Director, independent directors or outside directors; and

•	interview Board candidates, as appropriate.

2.
Meetings of Non-Management Directors. The outside directors of the Corporation will meet at least twice each year without members of management present and can meet as needed at other times as determined by the Lead Director.

3.
Responsibilities of Directors. To the extent possible, each director is expected to attend all meetings of the Board of Directors and the committees on which the director sits. The Chairman will make every effort to send materials for Board and committee meetings in advance of the meeting, and directors are expected to review the materials prior to the meeting. To the extent possible, each director is also expected to attend the Annual Meeting of Stockholders.

4.
Term of Directors. Directors of the Corporation are generally elected annually by the shareholders. A director must retire effective the date of the annual meeting that next follows the date of that director’s 72nd birthday; if a director’s 72nd birthday coincides with the date of the annual meeting, the director retires effective that date. A director who changes principal employment is expected to submit a letter of resignation for the Board’s consideration.

5.
Structure and Operation of the Board of Directors. The number of directors of the Corporation will generally range between 10 and 15, but may be fewer or greater in number as the Board of Directors determines. The Board of Directors currently has the following five committees, each having a chairperson and a written charter specifying the committee’s duties: Executive Committee, Audit Committee, Compensation Committee, Governance and Nominating Committee and Finance and Risk Management Committee. The Chairman of the Board, in consultation with the Lead Director and the chairman of the respective committee, shall establish the agenda for committee meetings. All directors are encouraged to provide input on Board and committee meeting agendas.

6.
Director Independence. The Board of Directors currently includes one management (“inside”) director, and the remaining directors are outside directors. The Board of Directors annually will consider whether each director qualifies as “independent,” as defined by rules of the New York Stock Exchange, and may consider a director’s independence more frequently if it becomes aware of new relevant information. The Board has adopted categorical standards to assist it in making the independence determinations, which are described in the Corporation’s proxy statement for the annual meeting of stockholders. The Board has determined that a majority of directors on the Board at any time should be independent and all members of the Audit Committee, Compensation Committee and Governance and Nominating Committee must be independent. It is the intent of the Governance and Nominating Committee and the Board of Directors that at least one director on the Board will qualify as an “audit committee financial expert,” as such term is defined in regulations of the Securities and Exchange Commission.

7.
Nomination of Directors. The Governance and Nominating Committee of the Board of Directors considers potential candidates to be nominated for election as directors, whether recommended by a shareholder, director, member of management or any consultant retained for that purpose, and recommends nominees to the Board of Directors. The Committee fully considers the qualifications of all candidates, including how the nominee will contribute to the diversity of the Board, and recommends the nomination of individuals who, in the Committee’s judgment, will best serve the long-term interests of all shareholders. In the judgment of the Governance and Nominating Committee and the Board of Directors, all nominees recommended by the Governance and Nominating Committee should, at a minimum:

•	Be of high ethical character and have personal and professional reputations consistent with the image and reputation of the Corporation;

•
Have experience as senior executives of public companies or leaders of large organizations, including charitable and governmental organizations, or have other experience at a strategy or policy setting level that would be beneficial to the Corporation;

•	Be able to represent all shareholders of the Corporation in an objective and impartial manner; and

•	Have time available to devote to Board activities.

8.
Shareholder Recommendations and Nominations. The Governance and Nominating Committee will consider director candidates recommended by shareholders for election at an annual meeting. Any such recommendation should include biographical information on the candidate including all positions held as an employee, officer, partner, director or ten percent owner of all organizations, whether for profit or not-for-profit, and other relevant experience, a description of any relationship between the candidate and the recommending shareholder, a statement requesting that the Board of Directors consider nominating the individual for election as a director, written consent of the proposed candidate to being named as a nominee and proof of the recommending shareholder’s stock ownership. Recommendations must be in writing and addressed to the Chair of the Governance and Nominating Committee, c/o Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, Norfolk, VA 23510-9219, and must be received by the deadline for submission of shareholder proposals to be eligible to be included in the Corporation’s annual proxy statement. Alternatively, a shareholder may nominate an individual for election as director. Unless required by regulations of the Securities and Exchange Commission or as allowed by the proxy access provisions of the Corporation’s Bylaws, shareholder nominees will not appear in the Corporation’s proxy statement or on the proxy card for the annual meeting. Shareholders wishing to nominate an individual for election as a director at an annual meeting must comply with specific Bylaw provisions, details of which are available on the Corporation’s website or upon request from the Corporate Secretary.

9.
Board Refreshment and Succession Planning. The Governance and Nominating Committee will discuss succession planning for directors, including the committee chair and lead director positions, at least annually. The Committee will consider any upcoming retirements under its retirement policy for directors, desired skills and expertise for the Board and tenure of current directors. In evaluating tenure, the Committee will review average tenure and distribution of individual tenures for the Board (that is, the number of directors having less than five years of service, five to ten years of service and over ten years of service), with the goal of maintaining an appropriate balance of new perspectives and longer-term expertise.

10.
Director Service on Other Public Boards. Ordinarily, directors are expected to serve on no more than three other boards of public companies in addition to the Corporation’s Board and the Chief Executive Officer of the Corporation may serve on not more than one board of a public company in addition to the Corporation’s board.

11.
Communications with the Board of Directors. Shareholders and other interested parties who wish to contact the outside directors of the Corporation can do so by contacting the Lead Director c/o Corporate Secretary, Norfolk Southern Corporation. Mail and other forms of physical delivery should be directed to Three Commercial Place, Norfolk, VA 23510-9219, and electronic communication to boardofdirectors@nscorp.com. All communications directed to the Lead Director at these addresses will be forwarded to him or her. Any non-electronic communication clearly marked “CONFIDENTIAL” will not be opened by the Corporate Secretary before it is forwarded to the Lead Director.

12.
Annual Performance Reviews. The Board of Directors annually will review its performance through a self-evaluation process approved and conducted by the Governance and Nominating Committee. Each director will be asked to provide his or her assessment of the effectiveness of the Board and its committees, director performance and board dynamics. The individual assessments will be organized and summarized for discussion with the Board at a subsequent meeting. The lead director may supplement the evaluation process with one-on-one reviews with individual directors as he or she deems appropriate. The Governance and Nominating Committee has the authority to engage outside advisers to assist in its development of a self-evaluation process or to conduct additional reviews if it determines that such additional reviews are needed.

13.
CEO Succession Planning. It is the responsibility of the Board of Directors to consider succession planning for key management positions, particularly the position of Chief Executive Officer. The Board will review succession plans for the Corporation at least annually and at other times as needed. In the event of an emergency, the Chairman, or in his absence, the Lead Director will arrange to convene a meeting of the Board of Directors or a member of the Executive Committee will convene a meeting of the Executive Committee to consider succession planning issues. The Lead Director will chair any such meeting of the Board in the event of the absence of the Chairman of the Board.

14.
Chief Executive Officer Performance Review. The Compensation Committee will review the performance of the Chief Executive Officer annually and will report the results of that evaluation to the Governance and Nominating Committee. The outside directors of the Board will discuss the performance of the Chief Executive Officer during at least one of their semiannual meetings without members of management present.

15.
Director Access to Management. The Chairman will provide the Board access to various members of management on a regular basis at Board and committee meetings. Between meetings, directors have full access to senior management and, with respect to the work of a committee, to such other employees who have been designated by the Chairman as support staff for that committee. Where appropriate, directors are encouraged to initiate contact with senior management, who will provide access to the appropriate member of the management team.

16.	Outside Advisors. The Board of Directors and the committees of the Board have the authority to engage outside advisors as needed to assist in performing their duties.

17.
Director and Officer Stock Ownership. Each member of the Board of Directors is expected to own at least five times the value of the annual Board retainer in shares of the Corporation’s Common Stock, including deferred and restricted stock units held in the Long-Term Incentive Plan or under the Director’s Deferred Fee Plan. The Chairman, President and Chief Executive Officer is expected to hold at least five times the value of his annual salary in shares of the Corporation’s Common Stock, the Vice Chairman and Executive Vice Presidents are expected to hold at least three times the value of their annual salary in shares of the Corporation’s Common Stock, and Senior Vice Presidents and Vice Presidents are expected to hold at least one times their annual salary in shares of the Corporation’s Common Stock, including Corporation Common Stock or stock equivalents held in the Corporation’s 401(k) plan, dividend reinvestment plan and through share retention agreements, but not including unexercised stock options or unvested equity awards. The directors, Chairman, President and Chief Executive Officer and other officers may acquire such holdings over a five-year period.

18.	Anti-hedging and Anti-pledging. The Corporation’s executive officers are prohibited from entering into pledging or hedging transactions or positions regarding the Corporation’s securities.

19.
Director Compensation. The Compensation Committee is responsible for reviewing director compensation, including a review of director compensation as compared to the compensation of directors at similar companies, to ensure that it is appropriate. The Compensation Committee may make equity awards to directors and recommendations to the Board of Directors to approve any other changes in the compensation package for directors as it thinks advisable. Directors may be compensated through a combination of cash retainer and fees, stock options, stock units that track the value of the Corporation’s Common Stock and restricted stock grants. Directors are also given the option of deferring a portion of fees into a deferred compensation plan with hypothetical investment options, including phantom stock units whose value is measured by the market value of shares of the Corporation’s Common Stock. The Board believes that tying a portion of directors’ compensation to the value of the Corporation’s Common Stock further aligns the interest of the directors to the interests of the Corporation’s stockholders. It is the Board’s policy that the Corporation will not grant loans to any director of the Corporation.

20.
Director Orientation and Continuing Education. Each new director elected to the Board will receive orientation materials about the Corporation and the Board of Directors and will meet with the Corporate Secretary, a representative of the Law Department and members of senior management. Directors will receive continuing education from time to time through presentations about the Corporation and new legal and regulatory developments relating to directors. Directors are encouraged to participate in outside director education seminars at the Corporation’s expense.

21.
Shareholder Approval of Future Severance Agreements. If the Board were to enter into a future agreement to pay severance benefits to any of the Corporation’s executive officers named in the summary compensation table in the Corporation’s proxy statement (the “named executive officers”), the Corporation would seek shareholder approval of such benefits if the value of such severance benefits would exceed 2.99 times the sum of the executive’s base salary plus bonus. For this purpose, “severance benefits” includes employment agreements containing severance provisions; retirement agreements (other than arrangements under the Corporation’s pension plans); change in control agreements; and agreements renewing, modifying or extending existing such agreements. “Benefits” include lump-sum cash payments (including payments in lieu of medical and other benefits) and the estimated present value of periodic retirement payments, fringe benefits and consulting fees (including reimbursable expenses) to be paid to the executive.